UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

December 7, 2009

Date of Report (Date of earliest event reported)

STATMON TECHNOLOGIES CORP.

(Exact name of registrant as specified in its charter)

Nevada	000-09751	83-0242652
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No)

3000 Lakeside Drive, Suite 300 South
Bannockburn, IL 60015
 (Address of principal executive offices)

(847) 604-5366

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

o	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

o	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

o	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b)

o	Pre-commencement communications pursuant to Rule 13e-4 (c) under the Exchange Act (17 CFR 240.13e-4(c)

Item 3.01	Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

On December 7, 2009, Statmon Technologies Corp. (the “Company”) received a ruling of OTCBB Delinquency Notification dated December 3, 2009 (“Notification”) ruling that the Company was delinquent with respect to the filing of its Annual Report on Form 10-K for the year ended March 31, 2009, which had a filing due date, as extended, of July 15, 2009. The Notification states that, pursuant to NASD Rule 6530, the securities of the Company will not be eligible for quotation on the OTC Bulletin Board and will be removed.   While the Company believes that its 10-K was filed within the grace period established by Rule 6530, our appeal process was unsuccessful. The Company’s securities will continue to trade on the pink sheets and its ticket symbol has changed to STCA.pk.

The Company is current with its filings with the Securities and Exchange Commission as of December 11, 2009 and is eligible to reapply immediately to the OTCBB. The Company has begun the process of filing a Form 211 with the OTCBB requesting reinstatement of its securities.

Item 9.01	Exhibits.

None.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

STATMON TECHNOLOGIES CORP.

DATE: December 11, 2009
	By:	/s/ Geoffrey P. Talbot
Geoffrey P. Talbot
President, Chief Executive Officer and Chief Financial Officer